Exhibit 99

Ingredion Incorporated	NEWS RELEASE RELEASE
5 Westbrook Corporate Center
Westchester, IL 60154	CONTACT:
Investors: Aaron Hoffman, 708-551-2592
Media: Claire Regan, 708-551-2602

INGREDION INCORPORATED EXPECTS SECOND QUARTER 2013 EPS TO  BE $1.15 TO $1.20

•                  Second quarter 2013 reported EPS is expected to be between $1.15 and $1.20 compared to $1.33 of adjusted EPS in the second quarter 2012 (reported second quarter EPS was $1.40)

•                  FirstCall consensus EPS currently at $1.34

•                  Full year EPS guidance reduced to $5.10 to $5.40

•                  Decline driven primarily by weakness in South America, particularly Argentina, as well as slower volume recovery in North America

WESTCHESTER, Ill., July 14, 2013 — Ingredion Incorporated (NYSE: INGR), a leading global provider of ingredient solutions to diversified industries, today provided expected EPS for the second quarter and an updated outlook for full year 2013.

“We have experienced a significant deterioration in economic conditions in South America,” said Ilene Gordon, chairman, president and chief executive officer.  “The issues are primarily in Argentina where results have been negatively impacted by lower-than-expected growth, low-cost sugar, and government policies that have limited our ability to price-through higher corn, energy and labor costs.  In Brazil, the economy continues to be more stagnant than expected, particularly our sales to the brewing industry.”

However, we expect North America and Asia Pacific to show operating income growth in the second quarter.  For the year, we expect North America to be flat-to-up while Asia Pacific and EMEA are in-line with previous expectations.  We remain focused on managing the short-term issues and delivering on our long-term growth targets.  Our long-term goal is an EPS CAGR of 10 to 12 percent, and we believe that it remains achievable,” Gordon added.

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Second quarter 2013 guidance

The Company currently expects to deliver EPS in a range of $1.15 to $1.20 in the second quarter of 2013 compared to adjusted EPS of $1.33 in the second quarter of 2012 (reported second quarter 2012 EPS was $1.40).  This range is below the current FirstCall consensus of $1.34.

2013 guidance

In light of our experience in the second quarter, 2013 EPS guidance is expected to be in a range of $5.10 to $5.40 compared to adjusted EPS in 2012 of $5.57 (reported 2012 EPS was $5.47).

Second quarter 2013 earnings announcement

The Company will release results for the second quarter 2013 on July 31, 2013.

Conference call and webcast

Ingredion will conduct a conference call on Monday, July 15 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Cheryl Beebe, chief financial officer.

The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Ingredion web site at www.ingredion.com. The presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.ingredion.com.

ABOUT THE COMPANY

Ingredion Incorporated (NYSE:INGR) is a leading global ingredients solutions provider specializing in nature-based sweeteners, starches and nutrition ingredients. With customers in more than 40 countries, Ingredion serves approximately 60 diverse sectors in food, beverage, brewing, pharmaceuticals and other industries. For more information, visit www.ingredion.com.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions, including, particularly, continuation or worsening of the current economic conditions in Europe and South America, and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; availability of raw materials, including tapioca and the specific varieties of corn upon which our products are based; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports on Forms 10-Q and 8-K.

Ingredion Incorporated (“Ingredion”)

Reconciliation to Non-GAAP Net Income and Earnings Per Share (“EPS”)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
	(in millions)	EPS	(in millions)	EPS

Net income attributable to Ingredion	$109.1	$1.40	$203.3	$2.61

Add back (deduct):

Reversal of Korean deferred tax asset valuation allowance	(12.8)	(0.16)	(12.8)	(0.16)

Restructuring / impairment charges, net of income tax benefit of $7.2 million and $8.5 million for the three months and six months ended June 30, 2012, respectively	6.4	0.08	8.9	0.11

Integration costs, net of income tax benefit of $0.5 million and $1.4 million for the three months and six months ended June 30, 2012, respectively	0.8	0.01	2.3	0.03

Non-GAAP adjusted net income	$103.5	$1.33	$201.7	$2.59

	Year Ended
	December 31, 2012
	(in millions)	EPS

Net income attributable to Ingredion	$427.5	$5.47

Add back (deduct):

Reversal of Korean deferred tax asset valuation allowance	(12.8)	(0.16)

Restructuring / impairment charges, net of income tax (expense) benefit of $12.8 million	22.9	0.29

Gain from change in benefit plans, net of income tax of $1.4 million	(3.4)	(0.04)

Gain from sale of land, net of income tax of $0.4 million	(1.9)	(0.02)

Integration costs, net of income tax benefit of $1.6 million	2.7	0.03

Non-GAAP adjusted net income	$435.0	$5.57